Exhibit 10.5

Name:  _____________________

BENEFIT TERMINATION AGREEMENT AND RELEASE

THIS BENEFIT TERMINATION AGREEMENT AND RELEASE (“Agreement”) dated the ____ day of June, 2011 is executed by the undersigned (“Releasor”), a director and/or executive officer of Santa Lucia Bank, a California banking corporation (the "Bank").

WHEREAS, Carpenter Fund Manager GP, LLC, Mission Community Bancorp, Mission Community Bank (collectively, the “Purchaser Parties”), Santa Lucia Bancorp and the Bank have entered into that certain Agreement and Plan of Merger dated June 24, 2011 (the "Merger Agreement"), pursuant to which, among other things, the Bank will merge with and into Mission Community Bank, with Mission Community Bank surviving the merger as a wholly-owned subsidiary of Mission Community Bancorp (the "Bank Merger"); and

WHEREAS, the undersigned is a party to a certain change in control agreement, salary continuation agreement, director retirement agreement and/or deferred  fee agreement, all as listed on Schedule A annexed hereto (collectively, the “Compensation Agreements”), as well as the insured under certain Endorsement Method Split Dollar Plan Life Insurance Agreements as listed on Schedule B annexed hereto (“BOLI Agreements”); and

WHEREAS, the Purchaser Parties have required as a condition to consummation of the Bank Merger that the undersigned execute and deliver this Agreement  to confirm the termination of the Compensation Agreements and to provide a release of any claims by the undersigned under the Compensation Agreements and BOLI Agreements;

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Releasor hereby agrees as follows:

1.           Termination.  The Releasor agrees that to the extent any of the Compensation Agreements has not previously been terminated, that such agreement(s) shall be terminated and shall be null and void for all purposes and effect upon the effectiveness of the Bank Merger.    Further, to the extent any of the Compensation Agreements has previously been terminated, but such prior termination has provided for prospective payment of any benefits under such Compensation Agreements, Releasor hereby acknowledges and agrees that no such prospective payments shall be due and payable and that the only payments due to Releasor with respect to any of the Compensation Agreements shall be the payment to be made pursuant to Section 3 of this Agreement.

2.           BOLI Policy Endorsements.  Releasor and Bank acknowledge that payments due under certain of the Compensation Agreements were supported by the BOLI Agreements which provided for the division of the cash surrender value and death proceeds of the policy between the Bank and the Releasor as set forth in such agreements.  Releasor agrees that prior to the effectiveness of the Bank Merger, Releasor shall take all actions necessary to terminate the interest  of Releasor  or any designated beneficiary of Releasor in the BOLI Agreements or any insurance policy subject to the BOLI Agreements other than the Bank, so that the Bank will be the sole beneficiary under the BOLI Agreements and related insurance policies, and agrees to execute, and, if necessary, to cause any designated beneficiary of Releasor to execute, any endorsements, amendments, releases or other documents in connection with terminating the Releasor’s interest, and/or the interests of any of Releasor’s designated beneficiaries, in the BOLI Agreements or related insurance policies.

3.           Payment to Releasor.  In consideration for termination of the Compensation Agreements and the complete release of any claims thereunder and under the BOLI Agreement or any insurance policies related thereto, the Bank, or Mission Community Bank, as the Bank’s successor, shall pay to the undersigned upon the effectiveness of the Bank Merger,  a lump sum payment of ______________________ Dollars ($_______).

4.           Release.  The Releasor, on his or her own behalf, and on behalf of his or her heirs, executors, administrators, agents, successors and assigns (collectively, the "Releasor Persons") hereby irrevocably and unconditionally releases, waives and forever discharges the Bank, Santa Lucia Bancorp and each of the Purchaser Parties and their respective predecessors, parents, subsidiaries, affiliates and other related entities, and all of their respective past, present and future officers, directors, shareholders, affiliates, agents, representatives, successors and assigns (each, a "Released Party" and collectively, the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known and unknown, in law or equity (each a "Claim" and collectively, the "Claims") relating to, arising out of or in connection with the Compensation Agreements and the BOLI Agreements.

Releasor further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

This Release shall be effective upon and shall survive the consummation of the Bank Merger and the transactions contemplated by the Merger Agreement.  If the Merger Agreement is terminated prior to the consummation of the Bank Merger, this Agreement shall automatically be terminated.

5.           Section 409A.  Each of the Bank and the Releasor intend for this Agreement to meet the requirements of Internal Revenue Code Section 409A and the regulations promulgated thereunder.  Anything provided in Section 3 of this Agreement to the contrary notwithstanding, the payment due to Releasor pursuant to Section 3 of this Agreement shall be deferred until the later of the effective time of the Bank Merger or the period required by Section 409A of the Internal Revenue Code.

6.           Regulatory Approvals.  The Bank shall obtain all required regulatory approvals with respect to the payment to be made pursuant to Section 3 of this Agreement, and shall provide the Purchaser Parties with copies of the regulatory approvals prior to the effectiveness of the Bank Merger.  Releasor and Bank acknowledge that no payments shall be payable to the Releasor under this Agreement unless and until the payment is approved by the FDIC (and to the extent necessary, the Department of Financial Institutions and Federal Reserve Bank of San Francisco).

7.           Successors.  This Release shall be binding upon the undersigned Releasor, the Releasor Persons and their respective predecessors, parents, subsidiaries, affiliates and other related parties and shall inure to the benefit of the Released Parties and their respective successors and assigns.

8.           Governing Law.   This Release shall be governed by and construed in accordance with the laws of California, without giving effect to any principles of conflicts of law.

9.           Modification.  This Release may be modified only by written instrument executed by the undersigned, the Bank, and the Purchaser Parties.

10.           Entire Agreement.  This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements between them with respect to the subject matter hereof.

11.           Invalid Provisions.  Should any provision of this Agreement for any reason be declared invalid, void or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining provisions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

IN WITNESS WHEREOF, each of the undersigned has executed this Benefit Termination Agreement and Release as of the date first above written.

RELEASOR:
Print Name:

BANK:	SANTA LUCIA BANK

By:
Name:
Title:

SCHEDULE A

Name of Executive Officer or Director:  _________________________

List of Compensation Agreements:

SCHEDULE B

BOLI  AGREEMENTS

INSURED                                                      CARRIER                                                      POLICY NO.